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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-67004) of our report dated February 19, 2001, except for Note 29, as to which the date is September 6, 2001, relating to the consolidated financial statements, which appears in Conoco Inc.'s Current Report on Form 8-K/A, dated July 16, 2001, and of our report dated March 9, 2001 relating to the financial statement schedule of Conoco Inc., which appears in Conoco Inc.'s Annual Report on Form 10-K dated March 12, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
October 4, 2001